UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014

NorthStar Real Estate Income II, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55189 (Commission File Number)	90-0916682 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) NorthStar Real Estate Income II, Inc. (“NorthStar Income II”) held its 2014 annual meeting of stockholders (the “Meeting”) on June 18, 2014. At the close of business on April 17, 2014, the record date for the Meeting, there were 8,659,883 shares of NorthStar Income II's common stock outstanding and entitled to vote. Holders of 4,576,430 shares of common stock, representing a like number of votes, were present at the Meeting, either in person or by proxy.

(b) Matters voted upon by stockholders were as follows:

Proposal 1. At the Meeting, the following individuals were elected to NorthStar Income II’s Board of Directors to serve until the 2015 annual meeting of stockholders and until his successor is duly elected and qualified, by the following vote:

Nominees	Votes For	Votes Withheld

David T. Hamamoto	4,468,243	108,187
Jonathan T. Albro	4,469,252	107,178
Charles W. Schoenherr	4,467,742	108,688
Winston W. Wilson	4,466,739	109,691

Proposal 2. At the Meeting, stockholders ratified the appointment of Grant Thornton LLP as NorthStar Income II’s independent registered public accounting firm for the fiscal year ending December 31, 2014, by the following vote:

For	Against	Abstained

4,446,690	20,108	109,632

Item 8.01. Other Events.

On June 19, 2014, NorthStar Income II, through a subsidiary of its operating partnership, originated a $17.5 million senior loan (the “Senior Loan”) secured by a portfolio of three multifamily properties located in suburban Atlanta, Georgia (the “Properties”). NorthStar Income II funded the Senior Loan with proceeds from its ongoing initial public offering.

The Properties consist of three garden-style multifamily properties containing a total of 893 units. In total, the Properties contain 956,000 square feet and are managed by an experienced real estate operator that manages over 4,000 multifamily units located throughout the southeastern United States. The borrower recently completed a $5.5 million renovation project at the Properties and plans to make an additional $437,100 of capital improvements using proceeds from the Senior Loan held in an upfront reserve controlled by NorthStar Income II.

The Senior Loan bears interest at a floating rate of 6.15% over the one-month London Interbank Offered Rate ("LIBOR"), but at no point shall LIBOR be less than 0.25%, resulting in a minimum interest rate of 6.40% per year. NorthStar Income II earned an upfront fee equal to 1.0% of the Senior Loan amount and will earn a fee equal to 1.0% of the outstanding principal balance of the Senior Loan at the time of repayment. The Senior Loan is currently unlevered and NorthStar Income II intends to finance the Senior Loan on a credit facility in the future.

The initial term of the Senior Loan is 35 months, with two one-year extension options available to the borrower, subject to the satisfaction of certain performance tests and the payment of a fee equal to 0.25% of the amount being extended for the first one-year extension and 0.50% of the amount being extended for the second one-year extension. The Senior Loan may be prepaid during the first 24 months, provided the borrower pays an additional amount equal to the remaining interest due on the amount prepaid through month 24. Thereafter, the Senior Loan may be prepaid in whole or in part without penalty. The underlying loan agreement requires the borrower to comply with various financial and other covenants. In addition, the loan agreement contains customary events of default (subject to certain materiality thresholds and grace and cure periods). The events of default are standard for agreements of this type and include, for example, payment and covenant breaches, insolvency of the borrower, occurrence of an event of default relating to the collateral or a change in control of the borrower.

The loan-to-value ratio (“LTV Ratio”) of the Properties securing the Senior Loan is approximately 56%. The LTV Ratio is the amount loaned to the borrower net of reserves funded and controlled by NorthStar Income II and its affiliates, if any, over the appraised value of the Properties at the time of origination.

As of June 24, 2014, NorthStar Income II's portfolio consists of four senior mortgage loans with a combined principal amount of $157.2 million.

Safe Harbor Statement

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “may,” “plans” or other similar words or expressions. These statements are based on NorthStar Income II’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; NorthStar Income II can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Income II’s expectations include, but are not limited to, the ability of the manager of the Properties to effectively manage the Properties, the ability of the borrower to comply with the terms, including financial and other covenants, of the loan agreement, whether the borrower determines to extend the Senior Loan, changes in market rental rates for commercial and multifamily properties located in suburban Atlanta, Georgia, the ability of NorthStar Income II to finance the Senior Loan on a credit facility, future property values, the impact of any losses from NorthStar Income II's properties on cash flows and returns, property level cash flows, changes in economic conditions generally and the real estate and debt markets specifically, availability of capital, the ability to achieve targeted returns, generally accepted accounting principles, policies and rules applicable to REITs and the factors specified in in Part I, Item 1A of NorthStar Income II’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as in NorthStar Income II’s other filings with the Securities and Exchange Commission. The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Income II on the date of this report and NorthStar Income II is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Real Estate Income II, Inc.

Date: June 24, 2014	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary

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